                                                                     Exhibit 4.9
                                                                [CONFORMED COPY]

                          FOURTH AMENDMENT AND CONSENT
                          ----------------------------


          FOURTH AMENDMENT AND CONSENT (the "Amendment"), dated as of September 25, 1992, among COLTEC INDUSTRIES INC (the "Company") and the financial institutions party to the Credit Agreement referred to below (the "Banks"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                               W I T N E S E T H :
                               - - - - - - - - -

          WHEREAS, the Company, the Banks, Bankers Trust Company, Manufacturers Hanover Trust Company, Barclays Bank PLC, New York Branch, and Credit Lyonnais New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent, are parties to a Credit Agreement, dated as of March 24, 1992, as amended to the date hereof (as so amended, the "Credit Agreement");

          WHEREAS, the Company has notified the Banks that it intends to issue unsecured and unguaranteed senior notes (the "Senior Notes") and use the proceeds therefrom to redeem the Existing Senior Notes (the "Refinancing"); and

          WHEREAS, in order to permit the Refinancing and amend certain other provisions of the Credit Agreement, the parties hereto wish to amend the Credit Agreement as herein provided, and the Banks are willing to grant the consent described herein, in each case subject to and on the terms and conditions set forth herein;


          NOW, THEREFORE, it is agreed:

I.  AMENDMENTS TO THE CREDIT AGREEMENT
    ----------------------------------

          1. Section 8.13 of the Credit Agreement is hereby amended by inserting the following phrase immediately following the words "Net Permitted Refinancing Note Proceeds" appearing in the second parenthetical phrase appearing in clause (c) thereof:

          "plus an additional amount not to exceed
          $3,000,000"

          2. Section 9.02 of the Credit Agreement is hereby amended by deleting the amount "$25,000,000" appearing in clause (vi) thereof and inserting in lieu thereof the amount "$50,000,000".

          3. Section 9.02 of the Credit Agreement is hereby further amended by deleting the word "and" appearing at the end of clause (vii) thereof; (ii) deleting the period at the end of clause (viii) thereof and replacing it with the phrase "; and"; and inserting the following new clause (ix) at the end thereof:

          "(ix) any Wholly-Owned Subsidiary of the Company which owns all of the stock of another Subsidiary of the Company may transfer all of the stock of such Subsidiary to the Company or any other Wholly-Owned Subsidiary of the Company, PROVIDED that (x) the Majority Agents consent to such transfer and the manner of effecting such transfer and
     (y) all actions which in the opinion of the Collateral Agent are necessary or desirable to maintain the perfection and priority of the security interest of the Collateral Agent in the stock to be transferred are effected simultaneously with such transfer."

          4. Section 9.05 of the Credit Agreement is hereby amended by deleting the amount "$10,000,000" appearing in clause (j) thereof and inserting in lieu thereof the amount "$20,000,000."

          5. Section 9.06 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (xv) thereof; (ii) deleting the period at the end of clause (xvi) thereof and replacing it with the phrase "; and"; and inserting the following new clause (xvii) at the end thereof:

          "(xvii) acquisitions of stock and capital contributions to effect the transactions described in Section 9.02(ix) to the extent 9.02(ix) is complied with shall be permitted."

          6. Section 9.10 of the Credit Agreement is hereby amended by deleting the last three periods listed therein and inserting in lieu thereof:

          "Thereafter                  2.75:1"

          7. Section 9.13 of the Credit Agreement is hereby amended by (i) deleting the word "and" after the first subclause (y) thereof and replacing it with a semi-colon; (ii) deleting the comma after the first subclause (z) and
(iii) inserting after subclause (z) thereof (and immediately before the end of the parenthetical in which said subclause (z) appears) the following new clause
(aa):

     "and (aa) (I) repurchases and/or repayments of the Existing Senior Debentures, the New Senior Subordinated Notes, the New Senior Notes and the Permitted Refinancing Notes at a purchase price not in excess of the Permitted Purchase Price for each security repurchased or repaid in an aggregate purchase amount not to exceed the Additional Permitted Debt Purchase Expenditure Amount on the date of repurchase or repayment after giving effect to all other utilizations of the Additional Permitted Debt Purchase Expenditure Amount on such date and (II) redemptions of the Existing Senior Debentures, the New Senior Subordinated Notes, the New Senior Notes and the Permitted Refinancing Notes, in each case in accordance with the terms of the indentures pursuant to which such securities were issued at a redemption price not in excess of the redemption price set forth in the applicable indenture and which redemption price together with any accrued interest to the applicable redemption date shall not exceed the Additional Permitted Debt Purchase Expenditure Amount on the date on which the Company has become irrevocably committed to effect the redemption after giving effect to all other utilizations of the Additional Permitted Debt Purchase Expenditure Amount on such date"

          8. Section 11 of the Credit Agreement is hereby amended by deleting the definition of "Additional Permitted Transaction Expenditure Amount" in its entirety and inserting the following new definitions:

               "`Additional Permitted Debt Purchase Expenditure Amount' shall mean an amount which shall initially equal zero and which shall be (x) increased on each date a mandatory repayment is made pursuant to Section 4.02(k) by 25% of the Excess Cash Flow for the relevant Excess Cash Flow Period and (y) reduced on each date on which (i) any cash in excess of $25,000,000 is expended pursuant to the last sentence of Section 9.08 by the amount of such excess, (ii) the Company purchases or repays any of the Existing Senior Debentures, New Senior Subordinated Notes, New Senior Notes or Permitted Refinancing Notes pursuant to subclause (aa)(I) of
     Section 9.13 by the amount of the purchase price therefor and (iii) on which the Company has become irrevocably committed to redeem any of the Existing Senior Debentures, New Senior Debentures, New Senior Notes or Permitted Refinancing Notes pursuant to subclause (aa)(II) of Section 9.13 by the redemption price therefor plus accrued interest.

               `Additional Permitted Transaction Expenditure Amount' shall mean an amount which shall initially equal $25,000,000 and which shall be (x) increased on each date a mandatory repayment is made pursuant to Section 4.02(k) by 25% of the Excess Cash Flow for the relevant Excess Cash Flow Period and (y) reduced on each date on which (i) any cash is expended pursuant to the last sentence of Section 9.08 by the amount of such expenditure, (ii) the Company purchases or repays any of the Existing Senior Debentures, New Senior Subordinated Notes, New Senior Notes or Permitted Refinancing Notes pursuant to subclause (aa)(I) of Section 9.13 by the amount of the purchase price therefor and (iii) on which the Company has become irrevocably committed to redeem any of the Existing Senior Debentures, New Senior Debentures, New Senior Notes or Permitted Refinancing Notes pursuant to subclause (aa)(II) of Section 9.13 by the redemption price therefor plus accrued interest.

               'Permitted Purchase Price' shall mean a price equal to the greater of (x) par and (y) a purchase or redemption price which would result in a yield to maturity to the Company (calculated as if the Company were an independent purchaser of the respective securities who would hold same to maturity) on the security being purchased, repaid or redeemed equal to the Base Rate (at the time of determination) plus the Applicable Margin (at the time of determination), plus in case of either clause (x) or (y) above, any accrued and unpaid interest on the respective securities through the date of the respective purchase."


II.  CONSENT UNDER THE CREDIT AGREEMENT
     ----------------------------------
          9. By its execution hereof, each Bank hereby consents to the issuance of the Senior Notes pursuant to clause (i) of Section 9.05 of the Credit Agreement (and the Senior Notes shall constitute the Permitted Refinancing Notes for all purposes of the Credit Documents) so long as (and this consent shall only be effective if the following clauses (i)-(vi) are complied with) (i) the Senior Notes are unsecured and unguaranteed Senior Notes in an aggregate principal amount not to exceed $150,000,000, (ii) the Senior Notes shall not have any scheduled principal payments prior to the seventh anniversary of the issuance thereof, (iii) the Senior Notes shall have identical terms and conditions to the New Senior Notes except for such differences as shall be approved by the Majority Agents, (iv) the Senior Notes are issued pursuant to documentation, satisfactory in form and substance to the Majority Agents, (v) by the 60th day after the issuance of the Permitted Refinancing Notes, the Existing Senior Notes shall be redeemed in full in compliance with Section 8.13(c) of the Credit Agreement and (vi) on the date of issuance, the Net Available Proceeds therefrom, if any, shall be applied in the manner required by Section 4.02(f) of the Credit Agreement.

          10. By its execution hereof, each Bank hereby consents to the amendment to the Holdings Agreement in the form of Annex I attached hereto.


III.  GENERAL PROVISIONS
      ------------------


          11. In order to induce the Banks to enter into this Amendment, the Company hereby makes each of the representations, warranties and agreements contained in Section 7 of the Credit Agreement on the Amendment Effective Date after giving effect to this Amendment.

          12. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          13. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          14. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          15. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Company and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.

          16. From and after the Amendment Effective Date all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.


          IN WITNESSES WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                              COLTEC INDUSTRIES INC



                              By /s/ Paul Schoen
                              ------------------------------
                                Title: Senior Vice President
                                       Finance and Treasurer


                              BANKERS TRUST COMPANY,
                                Individually, as Agent, as
                                Mortgagee and as
                                Administrative Agent



                              By  /s/ Jeffrey J. Glibert
                              ------------------------------
                                Title:  Managing Director


                              MANUFACTURERS HANOVER TRUST
                                COMPANY, Individually, and
                                as Agent


                              By /s/ William M. Lane
                              ------------------------------
                                Title:  Managing Director

                              BARCLAYS BANK PLC, NEW YORK
                                BRANCH, Individually, and
                                as Agent



                              By /s/ J. S. Robards
                              ------------------------------
                                Title:  Senior Associate


                              CREDIT LYONNAIS NEW YORK
                                BRANCH, Individually, and
                                as Agent



                              By /s/ David M. Cawrse
                              ------------------------------
                                Title:  Vice President


                              CREDIT LYONNAIS CAYMAN ISLAND
                                BRANCH



                              By /s/ David M. Cawrse
                              ------------------------------
                                Title:  Authorized Signature


                              THE BANK OF MONTREAL



                              By /s/ Glen A. Pole
                              ----------------------
                                Title:  Director


                              THE BANK OF NEW YORK



                              By /s/ David K. Nichols
                              ------------------------------
                                Title:  Vice President

                              THE BANK OF TOKYO TRUST
                                COMPANY



                              By
                              ------------------------------
                                Title:


                              BANQUE FRANCAISE DU COMMERCE
                                EXTERIEUR



                              By /s/ David S. Kopp
                              ------------------------------
                                Title:  Vice President



                              By /s/ Jean Y. Richard
                              ------------------------------
                                Title:  First Vice President


                              BANQUE PARIBAS



                              By /s/ Stephen M. Burns
                              ------------------------------
                                Title:  Vice President



                              By /s/ Robert Faitell
                              -----------------------------
                                Title:  Vice President


                              THE CHASE MANHATTAN BANK, N.A.



                              By /s/ S. Clarke Moody
                              -----------------------------
                                Title:  Vice President

                              COMMONWEALTH BANK OF AUSTRALIA



                              By /s/ Peter F. Ewers
                              ------------------------------
                                Title:  First Vice President


                              EATON VANCE PRIME RATE
                                RESERVES



                              By /s/ Jeffrey S. Garner
                              ------------------------------
                                Title:  Vice President


                              THE FUJI BANK, LIMITED,
                                New York Branch



                              By
                              ------------------------------
                                Title:


                              GIROCREDIT BANK, New York
                                Branch



                              By /s/ Anca Trifan
                              ------------------------------
                                Title:  Vice President


                              THE INDUSTRIAL BANK OF JAPAN,
                                LIMITED, New York Branch



                              By /s/ Junri Oda
                              ------------------------------
                                Title: Senior Vice President
                                       & Senior Manager

                              THE LONG-TERM CREDIT BANK
                                OF JAPAN, LIMITED,
                                NEW YORK BRANCH



                              By /s/ Jay Shankar
                              ------------------------------
                                Title:  Vice President


                              THE MITSUBISHI TRUST AND
                                BANKING CORPORATION



                              By /s/ Taihei Yuki
                              ------------------------------
                              Title: Senior Vice President


                              THE NIPPON CREDIT BANK, LTD.,
                                New York Branch



                              By s/ Michael A. Monteleone
                              ------------------------------
                                Title:  Assistant Vice
                                        President


                              UNION BANK OF FINLAND LIMITED,
                                Grand Cayman Branch



                              By /s/ Durval Araujo
                              ------------------------------
                                Title:  Vice President



                              By /s/ John F. Kehnle
                              ------------------------------
                                Title:  Vice President

                              VAN KAMPEN MERRITT PRIME
                                RATE INCOME TRUST



                              By /s/ Jeffrey W. Maillet
                              ------------------------------
                                Title:  Vice President


                              WESTPAC BANKING CORPORATION
                                Grand Cayman Branch



                              By /s/ Dennis Smith
                              ------------------------------
                              Title: Senior Vice President


                              ALLSTATE PRIME INCOME TRUST



                              By /s/ Rafael Scolari
                              ------------------------------
                                Title:  Investment Manager


                              ARAB BANKING CORP.



                              By /s/ Louise Bilbro
                              ------------------------------
                                Title:  Vice President


                              BAHRAIN MIDDLE EAST BANK E.C
                               New York Agency



                              By /s/ Matthews Kuruvila
                              ------------------------------
                                Title:  General Manager
                                       Senior Vice President



                              By /s/ Audrey Brown
                              ------------------------------
                                Title:  Assistant Manager

                              BANK OF IRELAND



                              By /s/ Randolph M. Ross
                              ------------------------------
                                Title:  Vice President


                              BANK OF NOVA SCOTIA



                              By /s/ Stephen Lockhart
                              ------------------------------
                                Title:  Vice President


                              BANK OF SCOTLAND



                              By /s/ W.P. Hendry
                              ------------------------------
                                Title: Senior Vice President


                              MERRILL LYNCH PRIME RATE PORTFOLIO
                              BY MERRILL LYNCH ASSET MANAGEMENT,
                              INC., as investment advisor



                              By /s/ Bobby Vaughan
                              ------------------------------
                                Title:  Authorized Signatory


                              NATIONAL DEPOSIT LIFE INSURANCE
                              CO.



                              By /s/ Mark K. Okada
                              ------------------------------
                                Title: Manager-Fixed Income

                              PROTECTIVE LIFE INSURANCE
                               COMPANY



                              By /s/ James Dondero
                              ------------------------------
                                Title:  Chief Investigative
                                        Officer NDLIC


                              RESTRUCTURED OBLIGATION BACKED
                                BY SENIOR ASSETS B.V.



                              By /s/ Mark L. Gold
                              ------------------------------
                                Title:  Vice President


                              RYOSHIN LEASING (USA) INC.



                              By
                              ------------------------------
                                Title:


                              STICHTING RESTRUCTURED
                                OBLIGATIONS BACKED BY SENIOR
                                ASSETS 2 (ROSA2)
                                (Chancellor)



                              By /s/ Mark L. Gold
                              ------------------------------
                                Title:  Vice President


                              TOKYO CITY FINANCE (ASIA)
                                LIMITED



                              By /s/ H. Maeda
                              ------------------------------
                                Title: Deputy General Manager

                              TOYO TRUST AND BANKING
                               COMPANY, LTD. New York Branch



                              By
                              ------------------------------
                                Title:


                              TRAVELERS INSURANCE COMPANY




                              By /s/ Thomas T.S. Li
                              ------------------------------
                                Title: Assistant Investment
                                       Officer

                                                                        ANNEX I
                                                                        -------


                         AMENDMENT TO HOLDINGS AGREEMENT
                         -------------------------------

          AMENDMENT (the "Amendment"), dated as of September __, 1992, between COLTEC HOLDINGS, INC. ("Holdings") and BANKERS TRUST COMPANY, as Administrative Agent on behalf of the financial institutions party to the Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, reference is made to the Credit Agreement, dated as of March 24, 1992, among Coltec Industries Inc, the financial institutions listed therein, Bankers Trust Company, Manufacturers Hanover Trust Company, Barclays Bank PLC, New York Branch, and Credit Lyonnais New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent (as amended to the date hereof, the "Credit Agreement");

          WHEREAS, Holdings and the Administrative Agent are parties to a letter agreement, dated as of March 24, 1992 (the "Holdings Agreement");

          WHEREAS, the parties wish to amend the Holdings Agreement as herein provided.


          NOW, THEREFORE, it is agreed:

          1. The fourth paragraph of the Holdings Agreement shall be amended by deleting the phrase "7% per annum" appearing in the fourth paragraph thereof and inserting in lieu thereof the phrase "3% per annum".

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Documents.

          3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Amendment shall become effective on the date (the "Amendment Effective Date") when Holdings and the Administrative Agent (at the direction, or with the consent, of the Required Banks) shall have signed a copy hereof (whether the same or different copies).

          6. From and after the Amendment Effective Date all references in the Holdings Agreement shall be deemed to be references to such Holdings Agreement as amended hereby.


                              COLTEC HOLDINGS, INC.



                              By /s/ Paul Schoen
                              ------------------------------
                                Title:  Vice President &
                                        Treasurer


BANKERS TRUST COMPANY, as
Administrative Agent on
behalf of the Banks.



By /s/ Jeffrey J. Glibert
- --------------------------
  Title:  Managing Director